UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2018

KINDER MORGAN CANADA LIMITED

(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation)	000-55864 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

Suite 2700, 300 — 5th Avenue S.W.

Calgary, Alberta T2P 5J2

(Address of principal executive offices, including zip code)

(403) 514-6780

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

Purchase Agreement

On May 29, 2018, Kinder Morgan Canada Limited (the “Company”), Kinder Morgan Cochin ULC (“KMCU”)  and Kinder Morgan, Inc. (“KMI”) entered into a Share and Unit Purchase Agreement (the “Purchase Agreement”) with Her Majesty in Right of Canada, as represented by the Minister of Finance (the “Purchaser”), pursuant to which the Purchaser would acquire from KMCU (a) all of the shares of Trans Mountain Pipeline ULC, (b) all of the partnership units of Trans Mountain Pipeline L.P. and (c) all of the shares of Kinder Morgan Canada Inc., for aggregate consideration of C$4.5 billion, subject to certain adjustments (the “Transaction”). The sale of these securities will transfer to the Purchaser the ownership of the companies and limited partnerships that hold the Trans Mountain pipeline system (“TMPL”) and related expansion project (“TMEP”), the Puget Sound pipeline system and the Canadian employees that operate the business and assets to be sold. Further, the Purchase Agreement provides that the Purchaser will fund the resumption of TMEP planning and construction work by guaranteeing TMEP expenditures under a separate Canadian federal government recourse credit facility until closing of the Transaction.

The Company expects its approximate 30 percent share of the after-tax proceeds to be approximately C$1.25 billion. Upon the completion of the Transaction, the Company will continue to manage a portfolio of strategic infrastructure assets across Western Canada that includes an integrated network of crude tank storage and rail terminals in Alberta, the Cochin pipeline system that transports light condensate originating from the United States to Fort Saskatchewan, Alberta, a jet fuel pipeline and the Vancouver Wharves Terminal.

The Purchase Agreement provides for a marketing period that allows all of the parties to take any action until July 22, 2018 (including to solicit or engage in discussions or negotiations with third parties) concerning any Acquisition Proposal (as such term is defined in the Purchase Agreement) that could result in an alternative third party being assigned the Purchaser’s rights and obligations under the Purchase Agreement or a Superior Proposal (as such term is defined in the Purchase Agreement) for the Shareholders (as defined below). The Purchaser may continue those activities after July 22, 2018 until closing of the Transaction. The Company, KMCU and KMI have agreed to reasonably cooperate with the Purchaser in conducting these activities, but after July 22, 2018, they are not permitted to, on their own initiative, actively solicit or seek to initiate or engage in any such discussions or negotiations with third parties with respect to the assets to be sold to the Purchaser, but may continue to do so in respect of any Acquisition Proposal not involving the assets to be sold to the Purchaser.

Until July 22, 2018, the Purchaser is permitted to assign or transfer any or all of its rights or obligations under the Purchase Agreement to any Canadian or U.S.-resident third party, and after that date any such assignment may only be completed if the Company, KMCU and KMI are satisfied, acting reasonably, that such assignment will also not result in (a) a delay or postponement of the Meeting (as defined below) to a date later than August 31, 2018, or (b) any material delays or impediments to closing of the Transaction, including as a result of obtaining any regulatory or other third party approvals or the imposition of any additional terms or conditions to be satisfied as a result of such proposed assignment. Any assignment will not relieve the Purchaser of its obligations under the Purchase Agreement.

The Purchase Agreement also provides that, until the Shareholders approve the Transaction at the Meeting, the Company and KMCU can respond to unsolicited offers and terminate the Purchase Agreement to accept a Superior Proposal (which proposal must include a covenant in favor of the Purchaser and in a form acceptable to the Purchaser, acting reasonably, to complete the TMEP 2018 Work Plan (as defined in the Purchase Agreement) and thereafter to continue proceeding, using commercially reasonable efforts, to construct the TMEP), without paying a termination fee to the Purchaser; however, the Purchaser has a right to amend the Purchase Agreement to provide for at least an equivalent offer before KMCU accepts any such unsolicited Superior Proposal.

Under the Purchase Agreement, KMCU has agreed, among other things, to (a) resume development activities in respect of the TMEP, using reasonable commercial efforts, and including continuing to satisfy the conditions of existing approvals of the TMEP and (b) diligently and in good faith using reasonable commercial efforts to prosecute the TMEP 2018 Work Plan.

The Transaction may constitute a sale of all or substantially all of the property of the Company other than in the normal course of business, which under the Business Corporations Act (Alberta) (the “ABCA”), requires that shareholders approve the Transaction at a special meeting (the “Meeting”) in order for the Transaction to be completed. Further, in accordance with the provisions of the ABCA, registered Shareholders are entitled to dissent and to be paid by the Company the fair value of the shares of which the holder dissents.

The Transaction is subject to a number of conditions, including approval by at least two-thirds of the votes cast by the holders of the Company’s restricted voting shares, special voting shares, preferred shares, series 1 and preferred shares, series 3 (collectively, the “Shareholders”), voting together as a single class, represented in person or by proxy at the Meeting, as well as certain regulatory and government approvals and other customary closing conditions. Kinder Morgan Canada Company and KM Canada Terminals ULC, together holding all of the issued and outstanding special voting shares of the Company (the “Special Voting Shares”) and representing 65.9% of the shares eligible to vote at the Meeting, entered into support agreements (the “Support Agreements”) with the Purchaser and the Company pursuant to which they agreed, among other things, to vote the Special Voting Shares in favor of the Transaction at the Meeting.

Pursuant to the Purchase Agreement, KMI and the Company, as to their approximate 70% and 30% interest in the assets, respectively, severally guarantee (a) the performance by KMCU of its obligations under the Purchase Agreement, and (b) payment of all amounts and other obligations due or owing to the Purchaser by KMCU pursuant to the Purchase Agreement and any obligation of KMCU to indemnify the Purchaser and the Purchaser indemnitees under the Purchase Agreement.

The Transaction was unanimously approved by the board of directors of the Company (the “Board”) and is expected to close late in the third quarter or early in the fourth quarter of 2018, subject to the satisfaction or waiver of all required conditions to closing. In making its determination, the Board received a verbal fairness opinion from TD Securities Inc. that, as of the date of such opinion and subject to and based on customary assumptions, qualifications and limitations, the consideration to be received by KMCU pursuant to the Transaction was fair, from a financial point of view, to KMCU and the Company. The Board unanimously determined that the Transaction is fair and in the best interests of the Company, and has unanimously recommended that the Shareholders vote in favor of the Transaction.

Further information regarding the proposed Transaction will be contained in an information circular and proxy statement that the Company will prepare, file and mail in due course to the Shareholders in connection with the Meeting. The Company expects the Meeting will take place in mid to late August 2018, with closing expected to occur as soon as possible thereafter, subject to the receipt of all the required regulatory and Shareholder approvals and satisfaction or waiver of all other required conditions to closing.

The foregoing description of the terms of the Transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Support Agreements, which have been filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K.

Credit Agreement

On May 30, 2018, the credit agreement dated June 16, 2017 (the “Terminated Agreement”) among KMCU, Trans Mountain Pipeline ULC, Royal Bank of Canada, as administrative agent, and the lenders party thereto, establishing C$5.5 billion of revolving credit facilities, was repaid and terminated in accordance with its terms.  The approximately C$100 million of borrowings outstanding under the Terminated Agreement were repaid pursuant to an initial drawdown under the Credit Agreement described below.

On May 30, 2018 and concurrently with the termination of the Terminated Agreement, KMCU (the “Borrower”) satisfied the conditions to effectiveness of a credit agreement with Royal Bank of Canada, as administrative agent, and the lenders party thereto (the “Credit Agreement”) establishing a C$500 million revolving credit facility (the “Credit Facility”), for general corporate purposes, including working capital.  The Credit Agreement was executed on May 1, 2018 and amended on May 29, 2018, in each case with effectiveness remaining subject to the conditions satisfied on May 30, 2018.

The Credit Facility will mature on the earlier of (i) the date of the closing of the Transaction and (ii) May 29, 2020. Depending on the type of loan requested by the Borrower, interest on loans outstanding under the Credit Agreement will be calculated based on (a) a Canadian prime rate of interest plus 0.20% per annum, (b) a U.S. base rate of interest plus 0.20% per annum or (c) LIBOR plus 1.20% per annum/bankers’ acceptance fees of 1.20% per annum. Standby fees for the unused portion of the Credit Facility will be calculated based on a rate of 0.24% per annum.

The Borrower’s obligations under the Credit Agreement are guaranteed by KMCU’s subsidiaries and secured by first priority security interests in all of the assets of the Borrower and such guarantors.

The Credit Agreement contains various financial and other covenants that apply to the Borrower and its subsidiaries (the “Obligors”) and are common in such agreements, including a maximum ratio of consolidated total funded debt to consolidated capitalization of 70% and restrictions on the Obligors’ ability to incur debt, grant liens, make dispositions (although the Transaction is specifically permitted), engage in transactions with affiliates, make restricted payments, make investments, enter into sale leaseback transactions, amend their organizational documents and engage in corporate reorganization transactions.

In addition, the Credit Agreement contains customary events of default, including non-payment; non-compliance with covenants (in some cases, subject to grace periods); payment default under, or acceleration events affecting, certain other indebtedness of the Obligors; bankruptcy or insolvency events involving the Obligors or guarantors; and a change of control of KMCU. If an event of default under the Credit Agreement exists and in continuing, the lenders could terminate their commitments and accelerate the maturity of the Borrower’s outstanding obligations under the Credit Agreement.

Item 1.02                                           Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated by reference in this Item 1.02 in its entirety.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference in this Item 2.03 in its entirety.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2018, in connection with the Purchase Agreement, the Board approved awards of retention bonuses by KMCI to Ian Anderson and David Safari, each a named executive officer of the Company. Each officer was awarded a retention bonus of C$1,500,000, which will be payable in equal parts on July 2019 and July 2020, provided that the applicable officer remains employed by KMCI through such date.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

10.1

Share and Unit Purchase Agreement, dated May 29, 2018, by and among Kinder Morgan Cochin ULC, Her Majesty in right of Canada, as represented by the Minister of Finance, Kinder Morgan Canada Limited, and Kinder Morgan, Inc.

10.2	Support Agreement, dated May 29, 2018, by and between Kinder Morgan Canada Company, Kinder Morgan Canada Limited and Her Majesty in right of Canada, as represented by the Minister of Finance.
10.3	Support Agreement, dated May 29, 2018, by and between KM Canada Terminals ULC, Kinder Morgan Canada Limited and Her Majesty in right of Canada, as represented by the Minister of Finance.

Important Information Regarding the Proposed Transaction

This Current Report on Form 8-K is neither a solicitation of a proxy nor an offer to purchase nor a solicitation of an offer to sell any securities. This Current Report on Form 8-K is also not a substitute for any proxy statement or other filings that may be made with the Securities Exchange Commission (the “SEC”) with respect to the proposed transaction. Approval of the proposed transaction will be submitted to the Company’s shareholders for their consideration, and the Company will file a definitive proxy statement to be used to solicit shareholder approval of the transaction with the SEC. Detailed information about the transaction will be contained in the definitive proxy statement and other documents to be filed with the SEC and mailed to shareholders prior to the meeting.

Important Additional Information Will Be Filed With the SEC

The Company plans to file with the SEC and mail to its shareholders a proxy statement in connection with the transaction. The proxy statement will contain important information about Purchaser, the Company, the transaction and related matters.  Investors and security holders are urged to read the proxy statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov or on the Company’s website at https://ir.kindermorgancanadalimited.com/.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the acquisition agreement.  Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K for the year ended December 31, 2017 and its proxy statement dated March 28, 2018, which are filed with the SEC.  A more complete description will be available in the proxy statement to be used to solicit shareholder approval of the transaction.

Important Information Relating to Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking information” and “forward-looking statements” within the meaning of applicable securities laws (“forward-looking statements”). Forward-looking statements in this report include statements, express or implied, concerning, without limitation: the sale of the TMPL and TMEP, the amount of the Company’s after-tax proceeds, the continued management and performance of the Company’s remaining portfolio of assets, the anticipated closing of the Transaction and the timing thereof and the anticipated timing of the special meeting of Shareholders. Forward-looking statements are not guarantees of performance or certain outcomes, and future actions, conditions or events may differ materially from those expressed in forward-looking statements provided in this report. Forward-looking statements involve significant risks, uncertainties and assumptions, many of which are beyond the ability of the Company to control or predict. Among other things, specific factors that could cause actual results to differ from those indicated in the forward-looking statements provided in this report include, without limitation: satisfaction of the terms and conditions in the Transaction, including receiving requisite approvals, changes in market conditions; competitive landscape; issues, delays or stoppages associated with major expansion projects; changes in public opinion; public or government opposition; the resolution of issues relating to the concerns of individuals, special interest or Aboriginal groups, governmental organizations, non-governmental organizations and other third parties that may expose the business to higher project or operating costs, project delays or even project cancellations; significant unanticipated cost overruns or required capital expenditures; the breakdown or failure of equipment and facilities; releases or spills, operational disruptions or service interruptions; the ability of the Company and/or the business to access sufficient external sources of financing, and the cost of such financing; and changes in governmental support and the regulatory environment.

The foregoing list should not be construed to be exhaustive. In addition to the foregoing, important additional information respecting the material assumptions, expectations and risks applicable to the forward-looking statements included in this report are set out in the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2018 under the headings “Information Regarding Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere and in the Company’s subsequent reports, each available under the Company’s profile on SEDAR at www.sedar.com and filed with the SEC and available at www.sec.gov. Shareholders and prospective investors are urged to review and carefully consider such information prior to making any investment decision in respect of the Company’s restricted voting shares or other securities. The risk factors applicable to the Company could cause actual results to vary materially from those contained in any forward-looking statements. The forward-looking statements included in this report are made as of the date of this report and the Company disclaims any obligation, other than as required by applicable law, to update the forward-looking statements included in this report.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN CANADA LIMITED

Dated: June 1, 2018	By:	/s/ Dax A. Sanders
Dax A. Sanders Chief Financial Officer